Exhibit 23






                         Consent of Independent Auditors




We consent to the incorporation by reference in the following registration statements of LandAmerica Financial Group, Inc., Forms S-8 Nos. 333-89959, 333-89955, 333-59055, 33-49624, 33-43811 and S-3 Nos. 333-46211 and 333-46191
and in the  prospectus  related to each, of our report dated  February 22, 2000, with respect to the consolidated financial statements and schedules of LandAmerica Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                 /s/ Ernst & Young LLP


Richmond, Virginia
March 23, 2000